[LOGO]
                       [BAIRD KURTZ & DOBSON LETTERHEAD]


     As independent public accountants, we hereby consent to the inclusion of our report dated March 8, 1996, included in Big Smith Brands, Inc.'s Form 10-KSB, in the Supplement to the Propectus of Big Smith Brands, Inc. relating to the Registration Statement on Form SB-2 (File No. 33-85302).


                                             /s/BAIRD KURTZ & DOBSON
                                             -----------------------

Joplin, Missouri
July 1, 1996